Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-186707) pertaining to the PVH Corp. 2006 Stock Incentive Plan of our reports dated March 28, 2012, with respect to the consolidated financial statements and schedule of PVH Corp. and the effectiveness of internal control over financial reporting of PVH Corp. included in its Annual Report (Form 10-K) for the year ended January 29, 2012, filed with the Securities and Exchange Commission.

New York, NY

/s/ Ernst & Young LLP

February 25, 2012